EXHIBIT 99.1

Emerald Bioscience Secures “All Fields” Licenses for Cannabinoid Derivatives Developed by University of Mississippi

Licenses permit Emerald to develop THC-prodrug and CBD-analog for any therapeutic indication by any route of administration for human and veterinary Use

Long Beach, CA, May 29, 2019 – Emerald Bioscience, Inc. (OTCQB: EMBI), a biopharmaceutical company focused on bioengineered cannabinoid-based therapeutics to address global medical indications, has signed licenses covering “all fields of use” pertaining to proprietary cannabinoid- derivative molecules developed by the University of Mississippi, including a prodrug of tetrahydrocannabinol (THCVHS) and analog of cannabidiol (CBDVHS) being developed to treat ocular diseases.

These “all fields” licenses permit EMBI to expand its proprietary therapeutic reach to a variety of diseases affecting other organ systems in both humans and animals. They also permit formulations for a variety of routes of administration, including but not limited to ocular, oral, transdermal, rectal and vaginal suppositories, and inhalational delivery, as covered in issued patents.

“Emerald Bioscience is delighted to expand beyond the eye with this opportunity to develop these unique molecules into therapies that may address a spectrum of diseases,” noted Brian Murphy, MD, CEO and Chief Medical Officer of EMBI. “The versatility in administration enabled by these licenses and patents supports the Company’s approach of advancing precision medicine: delivering needed medication to a target organ in order to optimize safety and efficacy.”

EMBI previously announced bioavailability data related to the analog of CBD indicating potential use in the management of metabolic diseases and fibrotic disorders of the liver, as well as published research demonstrating the analgesic effect in validated animal models of pain syndromes like neuropathy.

Additionally, EMBI welcomed the recent DEA decision not to classify its CBD analog as a controlled substance, thereby enhancing the potential speed and scope of developmental options.

The Company had previously licensed the THCVHS and CBDVHS molecules exclusively for ocular diseases and looks forward to continuing its relationship with the University of Mississippi (UM), which has a fifty-year history of leadership in research and discovery related to cannabinoid chemistry and physiology. EMBI plans on working to establish strategic partnerships to expedite development of these candidate products and continue development of its ocular therapeutic candidates into the clinic.

About the University of Mississippi

The University of Mississippi, the state's flagship institution, is among the elite group of R-1: Doctoral Universities - Highest Research Activity in the Carnegie Classification. The university has a long history of producing leaders in public service, academics, research and business. Its 15 academic divisions include a major medical school, nationally recognized schools of accountancy, law and pharmacy, and an Honors College acclaimed for a blend of academic rigor, experiential learning and opportunities for community action.

About Emerald Bioscience, Inc.

Emerald Bioscience is a biopharmaceutical company headquartered in Long Beach, California, focused on advancing bioengineered cannabinoid-based therapeutics for significant unmet medical needs in global markets. With proprietary technology licensed from the University of Mississippi, Emerald is developing novel ways to deliver cannabinoid-based drugs for specific indications with the aim of optimizing the clinical effects of such drugs while limiting potential adverse events. Emerald's strategy is to clinically develop proprietary biosynthetic compounds alone or in combination with corporate partners.

Emerald Bioscience is part of the Emerald Group, which comprises multiple companies focused on developing pharmaceutical, botanical, and nutraceutical products providing wellness and medical benefits by interacting with the human body’s endocannabinoid system.

For more information, visit www.emeraldbio.life

CONTACT

Emerald Bioscience Investor Relations

Emerald Health Sciences

Karam Takhar

Email: invest@emeraldbio.life

Phone: 949-336-3437

Douglas Cesario

Chief Financial Officer

Email: doug@emeraldbio.life

Phone: 949-336-3437

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, including statements regarding our product development, business strategy, product branding, timing of clinical trials and commercialization of cannabinoid-based therapeutics. Such statements and other statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. In some cases, forward-looking statements can be identified by terminology including “anticipated,” “contemplates,” “goal,” “focus,” “aims,” “intends,” “believes,” “can,” “could,” “challenge,” “predictable,” “will,” “would,” “may” or the negative of these terms or other comparable terminology. We operate in a rapidly changing environment and new risks emerge from time to time. As a result, it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Emerald may make. Risks and uncertainties that may cause actual results to differ materially include, among others, our capital resources, uncertainty regarding the results of future testing and development efforts and other risks that are described in the Risk Factors section of Emerald’ most recent annual or quarterly report filed with the Securities and Exchange Commission. Except as expressly required by law, Emerald disclaims any intent or obligation to update these forward-looking statements.